Exhibit 99

ADESA Reports Third Quarter 2005 Results
On Revenue of $241 Million, ADESA Reports EPS of $0.35 and Adjusted EPS of $0.37

Carmel, IN, October 27, 2005 -  ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, today reported its third quarter financial results for the period ended September 30, 2005.  For the third quarter of 2005, the company reported net income of $31.5 million, or $0.35 per diluted share, on revenue of $241.0 million.  For the third quarter of 2004, ADESA reported net income of $21.5 million, or $0.23 per diluted share, on revenue of $227.0 million.   Results for the third quarter of 2005 included a net non-recurring $1.5 million after-tax charge ($0.02 per diluted share) related to debt refinancing, while results for the third quarter of 2004 included $8.7 million in after-tax charges ($0.09 per diluted share).  Excluding non-recurring charges, the company would have reported adjusted EPS of $0.37 per diluted share in the third quarter of 2005, compared with adjusted EPS of $0.32 in the third quarter of 2004.  Net income for the third quarter of 2005 also benefited from an effective tax rate of 34.3 percent compared with 39.3 percent in the year ago quarter.

Third Quarter and Recent Highlights:

•  Achieved ninth consecutive quarter of year-over-year growth in loan transactions in Dealer Financing segment;

•  Achieved tenth consecutive quarter of year-over-year growth in revenue per vehicle for Auction and Related Services segment;

•  Commenced roll-out of Auction ACCESS® dealer registration program throughout ADESA U.S. auction locations which will further enhance the used vehicle dealers’ buying experience at ADESA auctions; and

•  Sold non-core ComSearch business, allowing for enhanced focus on core operations.

“In the third quarter, ADESA’s used vehicle auctions were negatively impacted by new vehicle incentive programs and significantly higher fuel prices resulting from the severe hurricanes that impacted the Gulf Coast.  Despite these headwinds, the resiliency of ADESA’s business model enabled us to grow both our top and bottom lines,” stated ADESA Chairman, President and Chief Executive Officer, David Gartzke.  “ADESA continues to make progress in improving its service offerings, technology infrastructure and customer focus.  Perhaps most importantly of all, we’re optimistic about our acquisition opportunities, which will hopefully further expand our franchise this year and beyond.”

Quarterly Consolidated Results

For the third quarter of 2005, revenue increased approximately six percent to $241.0 million, as compared with revenue of $227.0 million in the third quarter of 2004. The $14.0 million increase in revenue for the third quarter of 2005 was primarily due to benefits from increased loan transaction volume and revenue per loan transaction for the company’s Dealer Financing Segment (AFC), the company’s recent acquisitions, favorable Canadian currency translation and higher revenues per vehicle sold.

Net income for the third quarter of 2005 was $31.5 million, or $0.35 per diluted share, as compared with net income of $21.5 million, or $0.23 per diluted share in the third quarter of 2004. Results for the third quarter of 2005 included a net $1.5 million after-tax charge ($0.02 per diluted share) related to the company’s July 2005 amendment of its senior credit facility.  Results for the third quarter of 2004 included $8.7 million in after-tax debt prepayment and spin-related charges ($0.09 per diluted share).  Excluding non-recurring charges, the company would have reported third quarter 2005 adjusted income from continuing operations of $33.1 million, or $0.37 per diluted share, compared with $30.2 million, or $0.32 per diluted share, in the third quarter of 2004.  Relative to the third quarter of 2004, income from continuing operations for the third quarter of 2005 also benefited from an effective tax rate of 34.3 percent compared with 39.3 percent in the year ago quarter.  The decline in effective tax rate was due to the company’s ongoing review of its tax structure and positions in both the United States and Canada.

Quarterly Segment Results

The company’s Auction and Related Services (ARS) segment third quarter 2005 revenue increased $9.4 million, or approximately five percent, to $208.1 million, as compared with $198.7 million in the third quarter of 2004 despite a slight decline in sold vehicle volumes. Operating profits for the ARS segment decreased approximately seven percent, or $3.1 million, to $40.6 million, as compared with $43.7 million in the third quarter of 2004. Strong new vehicle sales and increased fuel prices led to softness in the retail used vehicle market for independent dealers, which in turn caused both a decline and volatility in the conversion rate and led to the decline in operating profits.  Revenue per vehicle sold increased by more than five percent to $438, as compared with $415 for the third quarter of 2004.  Selective fee increases, favorable Canadian currency translation of $3.5 million (or seven dollars per vehicle sold) and incremental revenue related to the company’s growing Internet service offerings and other ancillary services were the primary drivers of the increase in revenue per vehicle.

For the third quarter of 2005, the company’s Dealer Financing segment (AFC) revenue increased more than sixteen percent to $32.9 million, as compared with $28.3 million in the third quarter of 2004.  Operating profit for AFC increased more than 20 percent to $20.3 million as compared with $16.9 million in the third quarter of 2004. The increases in revenue and operating profit for the third quarter were driven by loan transaction volume growth in excess of three percent to approximately 277,000 transactions as well as a $13 increase in revenue per loan transaction to $119.

Quarterly segment income statements, which have been adjusted for the reclassification of the results of ComSearch, Inc. to discontinued operations, contain statistical information for fiscal years 2002 through 2005 and can be found under the Investor Relations section of the company’s Web site www.adesainc.com.

Year-to-Date Consolidated Results

For the nine months ended September 30, 2005, the company reported revenue of $730.2 million and net income of $102.4 million, or $1.13 per diluted share, compared with revenue of $702.1 million and net income of $83.4 million, or $0.92 per diluted share for 2004.  Net income for the first nine months of 2005 and 2004 includes discontinued operations charges of $0.4 million ($0.01 per diluted share) and $3.6 million ($0.03 per diluted share), respectively.  Results for the first nine months of 2005 include a net $1.5 million after-tax charge ($0.01 per diluted share), while results for the first nine months of 2004 include $10.3 million in after-tax charges ($0.12 per diluted share).  Excluding non-recurring charges and discontinued operations, the company would have reported adjusted EPS of $1.15 per diluted share for the first nine months of 2005, compared with adjusted EPS of $1.07 for the first nine months of 2004.

For the first nine months of fiscal 2005, Canadian currency translation favorably impacted revenue by $11.1 million.  Year-to-date financial results for fiscal 2005 also include incremental interest and corporate expenses of approximately $11.8 million ($7.2 million net of tax) incurred in the first half of the year.

2005 Outlook

ADESA expects fiscal 2005 adjusted income from continuing operations to be approximately $123 to $127 million, resulting in adjusted earnings per share of approximately $1.36 to $1.41 per diluted share.  This revised guidance reflects the benefits from the company’s recently completed amendment of its senior credit facility and an annual tax rate of approximately 37.6 percent. This guidance excludes the previously mentioned third quarter net after-tax charge of $1.5 million related to the amendment of the company’s senior credit facility.  Related expected GAAP income from continuing operations guidance for the full year is $121.5 to $125.5 million, resulting in GAAP earnings per share from continuing operations of approximately $1.35 to $1.39 per diluted share.

ADESA provides actual results and earnings guidance on an adjusted basis from continuing operations because management believes that this presentation provides useful information to investors to assist them in evaluating the company’s results period over period.  As a result, these measures do not reflect matters classified as discontinued operations.  In addition, these measures may exclude items such as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), significant litigation and changes in applicable laws and regulations (including significant accounting and tax matters).  The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for a period.  Prospective quantification of these items is generally not reasonable.  Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 53 ADESA used vehicle auction sites, 32 Impact salvage vehicle auction sites and 84 AFC loan production offices.  For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

Earnings Webcast Information

As previously announced, ADESA will conduct a live Webcast, including presentation visuals, tomorrow, Friday, October 28th, at 9:00 a.m. Eastern Daylight Time. The live Webcast of the conference call, including slides, will be accessible through ADESA’s Web site at www.adesainc.com. The company recommends that users go to the program at least 10 minutes prior to its start to ensure a connection.  The telephonic replay will be archived under the Investor Relations section of the ADESA, Inc. Web site.  The call will be hosted by ADESA’s Chairman, President and Chief Executive Officer David Gartzke, and Chief Financial Officer Cam Hitchcock.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results, the company’s 2005 outlook and the company’s acquisition opportunities are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors including: general business conditions; trends in new and used vehicle sales and incentives, including wholesale and used vehicle pricing; economic conditions, including fuel prices, exchange rate and interest rate fluctuations; competition; market trends;  business development activities, including acquisitions; litigation developments; vehicle production; weather; and the other risk factors described in the company’s Annual Report on Form 10-K, and other risks described from time to time in the company’s filings with the Securities and Exchange Commission.  Many of these risk factors are outside of the company’s control, and as such, they involve risks that are not currently known to the company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the company does not undertake to update its forward-looking statements.

ADESA, Inc.
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004 (4)
	U.S. GAAP Reported	Non-Recurring Items		Adjusted	U.S. GAAP Reported	Non-Recurring Items		Adjusted

Operating revenues
Auction and related services	$208.1			$208.1	$198.7			$198.7
Dealer financing	32.9			32.9	28.3			28.3
Total operating revenues	241.0			241.0	227.0			227.0

Operating expenses
Cost of services	116.8			116.8	109.6			109.6
Selling, general and administrative	57.5			57.5	52.6	$(0.4	) (3)	52.2
Depreciation and amortization	10.8			10.8	8.5			8.5
Total operating expenses	185.1			185.1	170.7	(0.4)		170.3

Operating profit	55.9			55.9	56.3	0.4		56.7

Interest expense	7.4			7.4	8.7			8.7
Other income	(2.5)	$0.5	(1)	(2.0)	(1.8)			(1.8)
Loss on extinguishment of debt	2.9	(2.9	) (2)	—	14.0	(14.0	) (2)	—

Income from continuing operations before income taxes	48.1	2.4		50.5	35.4	14.4		49.8

Income taxes	16.5	0.9		17.4	13.9	5.7		19.6

Income from continuing operations	$31.6	$1.5		$33.1	$21.5	$8.7		$30.2

Loss from discontinued operations, net of income taxes	(0.1)				—

Net income	$31.5				$21.5

Earnings per share—basic and diluted
Income from continuing operations	$0.35	$0.02		$0.37	$0.23	$0.09		$0.32
Loss from discontinued operations, net of income taxes	—				—
Net income	$0.35				$0.23

Weighted average shares outstanding:
Basic	89.53			89.53	94.86			94.86
Diluted	89.97			89.97	95.11			95.11

(1)   The interest rate swap agreement related to the former Term Loan B facility was terminated in the third quarter of 2005, as a result of the Term Loan B facility being repaid.  Consequently, the $0.5 million unrealized gain on hedge, that was a component of “Other Comprehensive Income” prior to the termination, was recorded as a $0.5 million realized gain in “Other Income” in the third quarter of 2005.

(2)   In the third quarter of 2005, a charge was incurred for the write-off of unamortized debt issuance costs associated with the company’s June 2004 credit facility and expenses related to the amended and restated credit facility.  Debt prepayment expenses in 2004 consisted of make-whole premiums related to the redemption of the company’s senior notes and write-off of related unamortized debt issuance costs.

(3)   In 2004, transaction-related costs consisted primarily of legal and professional fees associated with the initial public offering and separation from former parent company, ALLETE, Inc.

(4)   Amounts restated to reflect the operations of ComSearch, Inc. as discontinued operations.

ADESA, Inc.
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004 (4)
	U.S. GAAP Reported	Non- Recurring Items		Adjusted	U.S. GAAP Reported	Non- Recurring Items		Adjusted

Operating revenues
Auction and related services	$636.1			$636.1	$616.5			$616.5
Dealer financing	94.1			94.1	85.6			85.6
Total operating revenues	730.2			730.2	702.1			702.1

Operating expenses
Cost of services	346.4			346.4	339.5			339.5
Selling, general and administrative	168.4			168.4	164.6	$(3.0	) (3)	161.6
Depreciation and amortization	30.0			30.0	26.5			26.5
Total operating expenses	544.8			544.8	530.6	(3.0)		527.6

Operating profit	185.4			185.4	171.5	3.0		174.5

Interest expense	24.0			24.0	17.4			17.4
Other income	(6.3)	$0.5	(1)	(5.8)	(3.2)			(3.2)
Loss on extinguishment of debt	2.9	(2.9	) (2)	—	14.0	(14.0	) (2)	—

Income from continuing operations before income taxes	164.8	2.4		167.2	143.3	17.0		160.3

Income taxes	62.0	0.9		62.9	56.3	6.7		63.0

Income from continuing operations	$102.8	$1.5		$104.3	$87.0	$10.3		$97.3

Loss from discontinued operations, net of income taxes	(0.4)				(3.6)

Net income	$102.4				$83.4

Earnings per share—basic
Income from continuing operations	$1.14	$0.02		$1.16	$0.96	$0.11		$1.07
Loss from discontinued operations, net of income taxes	—				(0.04)
Net income	$1.14				$0.92

Earnings per share—diluted
Income from continuing operations	$1.14	$0.01		$1.15	$0.95	$0.12		$1.07
Loss from discontinued operations, net of income taxes	(0.01)				(0.03)
Net income	$1.13				$0.92

Weighted average shares outstanding:
Basic	89.97			89.97	91.03			91.03
Diluted	90.43			90.43	91.13			91.13

(1)   The interest rate swap agreement related to the former Term Loan B facility was terminated in the third quarter of 2005, as a result of the Term Loan B facility being repaid.  Consequently, the $0.5 million unrealized gain on hedge, that was a component of “Other Comprehensive Income” prior to the termination, was recorded as a $0.5 million realized gain in “Other Income” in the third quarter of 2005.

(2)   In the third quarter of 2005, a charge was incurred for the write-off of unamortized debt issuance costs associated with the company’s June 2004 credit facility and expenses related to the amended and restated credit facility.  Debt prepayment expenses in 2004 consisted of make-whole premiums related to the redemption of the company’s senior notes and write-off of related unamortized debt issuance costs.

(3)   In 2004, transaction-related costs consisted primarily of legal and professional fees associated with the initial public offering and separation from former parent company, ALLETE, Inc.

(4)   Amounts restated to reflect the operations of ComSearch, Inc. as discontinued operations.

ADESA, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2005	December 31, 2004 *
	(Unaudited)

Cash and cash equivalents	$286.0	$309.4
Trade receivables, net	250.5	160.2
Finance receivables, net	257.4	218.6
Other current assets	47.7	42.6

Total current assets	841.6	730.8

Other assets	617.6	606.1
Property and equipment, net	598.3	576.6

Total assets	$2,057.5	$1,913.5

Current liabilities, excluding current maturities of debt	$457.4	$335.5
Current maturities of debt	80.1	37.1

Total current liabilities	537.5	372.6

Long-term debt	380.0	479.0
Other non-current liabilities	67.7	50.5
Stockholders’ equity	1,072.3	1,011.4

Total liabilities and equity	$2,057.5	$1,913.5

* Amounts restated to reflect the operations of ComSearch, Inc. as discontinued operations.